Contacts:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 200	1331 Seventeenth Street, Suite 200
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 675-1194

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces 2014 Third Quarter Financial Results

•	Net income increased 21.3% during the third quarter 2014 compared to the prior-year third quarter
•	Net loans grew 16.4% annualized, during the nine months ended September 30, 2014
•	Core deposits grew 30.1% annualized, during the third quarter 2014
•	The efficiency ratio(1) improved to 63.7% for the third quarter 2014 compared to 66.1% for the second quarter 2014

DENVER, October 15, 2014 - Guaranty Bancorp (Nasdaq: GBNK) (“we”, “our” or “the Company”), a community bank holding company based in Colorado, today announced third quarter 2014 net income of $4.7 million or $0.22 per basic and diluted common share as compared to $3.9 million or $0.18 per basic and diluted common share in the prior-year third quarter, an increase of $0.8 million or $0.04 per basic and diluted common share. The Company’s pre-tax operating earnings(2) in the third quarter 2014 were $7.1 million or $0.34    per basic and diluted common share, an increase of $1.6  million or $0.07 per basic and diluted common share as compared to the same quarter in 2013. Return on average assets for the third quarter 2014 was 0.91% as compared to 0.81% for the prior-year third quarter.

“Our strong third quarter results demonstrate our continued progress in the improvement of our key operating metrics,” said Paul W. Taylor, President and CEO. “In addition to solid earnings and loan growth, core deposits grew by 30.1% annualized as we focus on relationship based banking and continue to benefit from growth in the local Colorado economy.  I am especially pleased with our return on average assets of 91 basis points, an increase of 8 basis points during the quarter. This accomplishment was a result of the overall success we are having across our organization in growing our balance sheet and net interest income along with increasing our noninterest income. The significant improvement in our efficiency ratio of 2.4 percentage points to 63.7% during the third quarter 2014 reflects our continued focus on responsibly managing our growth while controlling expenses.”

The $1.6 million increase in pre-tax operating earnings in the third quarter 2014 as compared to the same quarter in the prior year was primarily due to a $1.7 million improvement in interest income, attributable to growth in average loan balances of $195.4 million, while maintaining a consistent level of interest expense.

For the nine months ended September 30, 2014, net income was $12.3 million or $0.59 per basic common share and $0.58 per diluted common share, an increase of $2.4 million, or $0.11 per basic and diluted common share as compared to the same period in 2013. Pre-tax operating earnings were $18.6 million or $0.89 per basic and $0.88 per diluted common share for the nine months ended September 30, 2014, an increase of $3.6 million or $0.17 per basic and diluted common share for the same period in 2013. Return on average assets for the nine months ended September 30, 2014 was 0.83% as compared to 0.72% for the same period in 2013.

______________________________________________

(1)

The “efficiency ratio” equals noninterest expenses adjusted to exclude amortization of intangible assets, prepayment penalties on long-term debt and impairment of long-lived assets divided by the sum of tax equivalent net interest income and tax equivalent noninterest income. To calculate tax equivalent net interest income and noninterest income, the interest earned on tax exempt loans and investment securities and the income earned on bank-owned life insurance has been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.

(2)

“Pre-tax operating earnings” is considered a “non-GAAP” financial measure, which we define as income before income taxes adjusted for (if any) provision (credit) for loan losses, other real estate owned expenses, debt termination expenses, impairment of long-lived assets, acquisition, reorganization and integration costs, and securities gains and losses. More information regarding this measure and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures in this release.

The $3.6 million increase in pre-tax operating earnings for the nine months ended September 30, 2014 as compared to the same period in the prior year was mostly the result of a $3.6 million increase in interest income, due to growth in average loan balances of $182.4 million.

Key Financial Measures

Income Statement

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

	(Dollars in thousands, except per share amounts)
Net income	$4,671	$4,084	$3,851	$12,297	$9,941
Earnings per common share - basic	$0.22	$0.19	$0.18	$0.59	$0.48
Return on average assets	0.91%	0.83%	0.81%	0.83%	0.72%
Net interest margin	3.67%	3.66%	3.63%	3.67%	3.62%
Efficiency ratio	63.68%	66.11%	65.12%	66.06%	67.92%

Balance Sheet

	September 30,	December 31,	Percent	September 30,	Percent
	2014	2013	Change	2013	Change
	(Dollars in thousands, except per share amounts)
Total investments	$456,118	$442,300	3.1%	$471,257	(3.2)%
Total loans, net of unearned loan fees	1,482,268	1,320,424	12.3%	1,293,252	14.6%
Allowance for loan losses	(22,350)	(21,005)	6.4%	(20,450)	9.3%
Total assets	2,077,939	1,911,032	8.7%	1,896,191	9.6%
Total deposits	1,662,598	1,528,457	8.8%	1,482,515	12.1%
Book value per common share	9.46	8.89	6.4%	8.80	7.5%
Tangible book value per common share	9.10	8.58	6.1%	8.46	7.6%
Equity ratio - GAAP	9.88%	9.91%	(0.3)%	9.93%	(0.5)%
Tangible common equity ratio	9.54%	9.60%	(0.6)%	9.58%	(0.4)%
Total risk-based capital ratio	14.25%	14.96%	(4.7)%	14.94%	(4.6)%
Assets under management	$675,431	$462,958	45.9%	$431,149	56.7%

New credit extended and advanced during the third quarter 2014 was $172.0 million, an increase of $10.3 million compared to $161.7 million in the second quarter 2014. However, net loan paydowns and other reductions totaled $128.9 million in the third quarter 2014 compared to $86.1 million in the second quarter 2014. The $42.8 million increase in net paydowns and maturities in the third quarter 2014 was mostly due to early commercial loan payoffs related to four clients successfully selling their businesses. Despite the highest quarter of gross loan production in over six years, the larger loan paydowns in the third quarter 2014 resulted in net loan growth of $44.2 million, or 12.2% annualized compared to $75.8 million of net loan growth in the second quarter 2014, or 22.3% annualized. In addition to the continued strong net loan growth, the Company’s commercial loan group assisted a local non-profit organization with their analysis of an $8.0 million financing for expansion purposes.  The non-profit organization chose to do the financing as a tax-exempt bond through one of Colorado’s public authorities and the Company purchased their entire $8.0 million tax-exempt private placement bond and booked it as an investment security during the third quarter 2014. Excluding this transaction, on a year-to-date basis, net loans increased $161.8 million, or 16.4% annualized compared to $134.5 million, or 15.5% for the same period in 2013.

Net Interest Income and Margin

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

	(Dollars in thousands)
Net interest income	$17,809	$17,065	$16,062	$51,133	$47,179
Average earning assets	1,927,474	1,870,508	1,753,746	1,862,369	1,743,298
Interest rate spread	3.47%	3.47%	3.43%	3.47%	3.40%
Net interest margin	3.67%	3.66%	3.63%	3.67%	3.62%
Net interest margin, fully tax equivalent	3.75%	3.75%	3.73%	3.76%	3.72%
Average cost of deposits
(including noninterest-bearing deposits)	0.16%	0.15%	0.17%	0.15%	0.17%

Net interest income improved $1.7 million to $17.8 million in the third quarter 2014 as compared to the same quarter in 2013 due to an increase in interest income primarily driven by a $195.4 million, or 15.4% increase in average loan balances. Interest expense remained relatively flat in the third quarter 2014 as compared to the same quarter in the prior year despite a $71.0 million increase in average interest bearing deposits.

During the third quarter 2014, net interest margin increased by four basis points to 3.67% as compared to the same quarter in the prior year and increased one basis point as compared to the second quarter 2014. The increase in net interest margin in the third quarter 2014 as compared to the second quarter 2014 and the third quarter 2013 was primarily the result of a change in the mix of average earning assets primarily due to loan growth.

Net interest income improved by $4.0 million for the nine months ended September 30, 2014 to $51.1 million compared to $47.2 million during the same period in 2013. The increase in net interest income was the result of a $3.6 million increase in interest income combined with a $0.4 million decline in interest expense. The increase in interest income was driven by a $182.4 million increase in average loan balances for the nine months ended September 30, 2014 as compared to the same period in 2013. The decrease in year-to-date interest expense in 2014 as compared to the same period in 2013 was mostly due to the early redemption of high-cost TruPS and related subordinated debentures during the first quarter 2013 combined with a two basis point decline in the cost of deposits.

Net interest margin increased five basis points to 3.67% for the nine months ended September 30, 2014 as compared to 3.62% for the same period in 2013, primarily due to a change in the mix of average earnings assets as a result of loan growth combined with a decline in the average cost of deposits and early redemption of TruPS and related subordinated debentures during the first quarter 2013.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

	(In thousands)
Noninterest income:
Deposit service and other fees	$2,290	$2,352	$2,302	$6,708	$6,603
Investment management and trust	1,279	962	736	3,149	2,073
Increase in cash surrender value of
life insurance	291	293	305	877	714
Gain on sale of securities	3	-	20	28	74
Gain on sale of SBA loans	186	28	207	351	630
Other	253	160	94	634	231
Total noninterest income	$4,302	$3,795	$3,664	$11,747	$10,325

Third quarter 2014 noninterest income was $4.3 million as compared to $3.8 million in the second quarter 2014 and $3.7 million in the third quarter 2013.

The $0.5 million increase in noninterest income in the third quarter 2014 as compared to the second quarter 2014 was mostly due to a  $0.3 million increase in investment management and trust income and a $0.2 million increase in gains on sale of SBA loans. As compared to the third quarter 2013, noninterest income increased $0.6 million primarily due to a $0.5 million increase in investment management and trust income and a $0.2 million increase in customer interest rate swap fee income.

Total assets under management at September 30, 2014 were $675.4 million, an increase of $244.3 million, or 56.7% as compared to September 30, 2013. During the third quarter 2014, the Company acquired Cherry Hills Investment Advisors with assets under management of $178.5 million at July 16, 2014.

For the nine months ended September 30, 2014, noninterest income increased $1.4 million as compared to the same period in 2013. This increase was the result of a $1.1 million increase in investment management and trust income and a $0.3 million increase in customer interest rate swap income.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

	(In thousands)
Noninterest expense:
Salaries and employee benefits	$8,112	$8,096	$7,242	$24,286	$21,896
Occupancy expense	1,583	1,633	1,572	4,764	4,782
Furniture and equipment	693	673	709	2,061	2,215
Amortization of intangible assets	670	591	703	1,852	2,116
Other real estate owned	147	22	(200)	225	(123)
Insurance and assessment	594	605	629	1,779	1,878
Professional fees	890	811	886	2,593	2,650
Prepayment penalty on long term debt	-	-	-	-	629
Impairment of long-lived assets	-	110	-	110	-
Other general and administrative	2,434	2,332	2,395	6,956	6,964
Total noninterest expense	$15,123	$14,873	$13,936	$44,626	$43,007

Noninterest expense was $15.1 million in the third quarter 2014 as compared to $14.9 million in the second quarter 2014 and $13.9 million in the third quarter 2013.

Third quarter 2014 noninterest expense increased $0.2 million as compared to the second quarter 2014, primarily due to a $0.1 million loss on sale of other real estate owned (“OREO”) recognized in the third quarter and a $0.1 million increase in other general and administrative expense. Noninterest expense increased $1.2 million for the third quarter 2014 as compared to the same quarter in 2013, which was driven by a $0.6 million increase in salaries, a $0.3 million increase in equity compensation and a $0.3 million increase in OREO-related expenses.

Year-to-date 2014 noninterest expense was $44.6 million as compared to $43.0 million for the same period in 2013. Noninterest expense includes a $2.4 million increase in salary and employee benefit expense comprised of a $1.1 million increase in salaries, a $0.7 million increase in equity compensation and a $0.3 million increase in costs related to our self-funded medical insurance plan. The increase in salaries and equity compensation for the nine months ended September 30, 2014 as compared to the same period in the prior year was primarily due to the achievement of key performance targets. Most other categories of noninterest expense decreased during the nine months ended September 30, 2014 as compared to the same period in the prior year, including a decrease of $0.6 million related to prepayment penalties on long-term debt incurred in 2013 and several smaller declines in occupancy, furniture and equipment, amortization of intangible assets and professional fees.

Balance Sheet

	September 30,	December 31,	Percent	September 30,	Percent
	2014	2013	Change	2013	Change
	(Dollars in thousands)
Total assets	$2,077,939	$1,911,032	8.7%	$1,896,191	9.6%
Average assets, quarter-to-date	2,043,756	1,905,524	7.3%	1,878,081	8.8%
Total loans, net of unearned loan fees	1,482,268	1,320,424	12.3%	1,293,252	14.6%
Total deposits	1,662,598	1,528,457	8.8%	1,482,515	12.1%

Equity ratio - GAAP	9.88%	9.91%	(0.3)%	9.93%	(0.5)%
Tangible common equity ratio	9.54%	9.60%	(0.6)%	9.58%	(0.4)%

At September 30, 2014, the Company had total assets of $2.1 billion, reflecting a $166.9 million increase compared to December 31, 2013 and a $181.7 million increase compared to September 30, 2013. The increase in total assets during the nine months ended September 30, 2014 includes a $161.8 million increase in loans,  an $18.5 million increase in cash, and a $13.8 million increase in investments, partially offset by a $21.9 million decrease in securities sold or called, not yet settled.

The following table sets forth the amounts of loans outstanding at the dates indicated:

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
	(In thousands)
Loans held for sale	$-	$255	$507	$-
Commercial and residential real estate	1,001,174	949,148	866,507	834,128
Construction	89,787	78,394	77,657	72,025
Commercial	286,545	307,629	271,843	280,577
Agricultural	11,986	11,246	10,772	10,453
Consumer	60,492	59,610	60,932	60,876
SBA	32,107	31,748	31,010	32,454
Other	773	871	2,039	3,471
Total gross loans	1,482,864	1,438,901	1,321,267	1,293,984
Unearned loan fees	(596)	(812)	(843)	(732)
Loans, net of unearned loan fees	$1,482,268	$1,438,089	$1,320,424	$1,293,252

During the nine months ended September 30, 2014, loans net of unearned fees increased by $161.8 million, or 16.4% annualized. During the third quarter 2014, loans increased $44.2 million primarily due to a $52.0 million increase in commercial and residential real estate and an $11.4 million increase in construction loans, partially offset by a $21.1 million decline in commercial loans, mostly due to $28.3 million in early payoffs resulting from the sale of four client’s businesses. Commercial and residential real estate growth was comprised mostly of loans to finance the acquisition and development of multi-family and mixed-use retail/office commercial properties in Colorado as well as $10.3 million in jumbo mortgage loans.

As compared to September 30, 2013, loans net of unearned fees increased by $189.0 million, or 14.6%. The net loan growth was primarily comprised of a $167.0 million increase in commercial and residential real estate loans, including a $42.8 million increase in jumbo mortgage loans and a $17.8 million increase in construction loans. The growth in loans was primarily the result of new customer relationships. The utilization rate on commercial lines of credit was 41.0% at September 30, 2014 as compared to 41.5% at June 30, 2014 and 42.8% at September 30, 2013.

The following table sets forth the amounts of deposits outstanding at the dates indicated:

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
	(In thousands)
Noninterest-bearing demand	$617,704	$577,062	$564,326	$525,330
Interest-bearing demand and NOW	365,538	326,900	346,449	351,380
Money market	357,368	341,962	326,008	313,585
Savings	128,931	119,996	111,568	108,242
Time	193,057	186,756	180,106	183,978
Total deposits	$1,662,598	$1,552,676	$1,528,457	$1,482,515

Non-maturing deposits increased $103.6 million in the third quarter 2014 as compared to the second quarter 2014, and increased $171.0 million, or 13.2%, as compared to the third quarter 2013. At September 30, 2014, noninterest bearing deposits as a percentage of total deposits was 37.2% as compared to 37.2% at June 30, 2014 and 35.4% at September 30, 2013.

During the third quarter 2014, securities sold under agreements to repurchase increased by $1.9 million compared to June 30, 2014 and decreased by $5.5 million compared to September 30, 2013.

Total Federal Home Loan Bank (“FHLB”) borrowings were $150.4 million at September 30, 2014 consisting of $110.0 million of term notes and $40.4 million of overnight advances on our line of credit.

Regulatory Capital Ratios

The following table provides the capital ratios of the Company and our subsidiary bank, Guaranty Bank and Trust Company (“Bank”) as of the dates presented, along with the applicable regulatory capital requirements:

	Ratio at September 30, 2014	Ratio at December 31, 2013	Minimum Capital Requirement	Minimum Requirement for "Well-Capitalized" Institution
Total Risk-Based Capital Ratio
Consolidated	14.25%	14.96%	8.00%	N/A
Guaranty Bank and Trust Company	13.87%	14.37%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio
Consolidated	12.99%	13.71%	4.00%	N/A
Guaranty Bank and Trust Company	12.62%	13.12%	4.00%	6.00%

Leverage Ratio
Consolidated	11.18%	11.49%	4.00%	N/A
Guaranty Bank and Trust Company	10.86%	11.00%	4.00%	5.00%

The declines in the consolidated total risk-based capital ratio and Tier 1 risk-based capital ratio from December 31, 2013 to September 30, 2014 were primarily attributable to the loan growth during the first nine months of 2014. The Company has computed its projected regulatory capital ratios on a pro forma basis under the final rule on Enhanced Regulatory Capital Standards, commonly referred to as Basel III. The Company and the Bank currently exceed the capital requirements set forth in the new rules that become effective in the first quarter 2015.

Asset Quality

The following table presents select asset quality data as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands)
Nonaccrual loans and leases	$13,237	$13,884	$14,605	$15,476	$18,095
Accruing loans past due 90 days or more (1)	-	-	-	-	-

Total nonperforming loans (NPLs)	$13,237	$13,884	$14,605	$15,476	$18,095
Other real estate owned and foreclosed assets	3,526	4,373	4,419	4,493	6,211

Total nonperforming assets (NPAs)	$16,763	$18,257	$19,024	$19,969	$24,306

Total classified assets	$32,578	$35,010	$27,176	$29,215	$33,993

Accruing loans past due 30-89 days (1)	$458	$1,236	$432	$2,123	$1,026

Charged-off loans	$80	$63	$407	$644	$110
Recoveries	(278)	(644)	(958)	(1,045)	(200)
Net charge-offs	$(198)	$(581)	$(551)	$(401)	$(90)

Provision (credit) for loan losses	$(3)	$24	$(6)	$154	$142

Allowance for loan losses	$22,350	$22,155	$21,550	$21,005	$20,450

Selected ratios:
NPLs to loans, net of unearned loan fees (2)	0.89%	0.97%	1.07%	1.17%	1.40%
NPAs to total assets	0.81%	0.90%	0.97%	1.04%	1.28%
Allowance for loan losses to NPLs	168.84%	159.57%	147.55%	135.73%	113.01%
Allowance for loan losses to loans, net of
unearned loan fees (2)	1.51%	1.54%	1.58%	1.59%	1.58%
Loans 30-89 days past due to loans, net of
unearned loan fees (2)	0.03%	0.09%	0.03%	0.16%	0.08%
Texas ratio (3)	6.89%	7.60%	8.11%	8.71%	10.72%
Classified asset ratio (4)	13.39%	14.58%	11.59%	12.74%	14.99%

(1)Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and is in the process of renewal, but continues to be current with respect to payments.

(2)Loans, net of unearned loan fees, exclude loans held for sale.

(3)Texas ratio defined as total NPAs divided by subsidiary bank only Tier 1 Capital plus allowance for loan losses.

(4)Classified asset ratio defined as total classified assets to subsidiary bank only Tier 1 Capital plus allowance for loan losses.

The following tables summarize past due loans held for investment by class as of the dates indicated:

September 30, 2014	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual Loans	Total Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$50	$-	$12,319	$12,369	$1,000,771
Construction	-	-	-	-	89,751
Commercial	51	-	31	82	286,430
Consumer	123	-	587	710	60,468
Other	234	-	300	534	44,848
Total	$458	$-	$13,237	$13,695	$1,482,268

December 31, 2013	30-89 Days Past Due	90 Days + Past Due and Still Accruing	Nonaccrual Loans	Total Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$590	$-	$13,560	$14,150	$865,960
Construction	277	-	-	277	77,601
Commercial	616	-	624	1,240	271,670
Consumer	146	-	924	1,070	60,893
Other	494	-	368	862	43,793
Total	$2,123	$-	$15,476	$17,599	$1,319,917

During the third quarter 2014, nonperforming assets decreased $1.5 million from June 30, 2014 and decreased $7.5 million from September 30, 2013. Nonperforming loans at September 30, 2014 includes one out-of-state loan participation with a balance of $10.0 million.

At September 30, 2014, classified assets represented 13.4% of bank-level Tier 1 Capital plus allowance for loan losses compared to 12.7% at December 31, 2013 and 15.0% at September 30, 2013. The increase in this ratio during 2014 was primarily the result of an $8.7 million loan transferred to classified assets during the second quarter.

Net recoveries in the third quarter 2014 were $0.2 million as compared to net recoveries of $0.6 million in the second quarter 2014 and net recoveries of $0.1 million in the third quarter 2013. The coverage ratio, defined as allowance for loan losses divided by nonperforming loans, increased favorably from 159.6% at June 30, 2014 to 168.8% at September 30, 2014. The increase in the coverage ratio reflects a $0.6 million reduction in nonperforming loans during the quarter in addition to the $0.2 million increase in the allowance for loan losses during the third quarter 2014.

During the quarter ended September 30, 2014, the Company recorded an immaterial credit provision for loan losses compared to an immaterial provision in the second quarter 2014 and a $0.1 million provision in the third quarter 2013. The Company considered the $0.2 million in net recoveries received during the third quarter 2014 when determining the adequacy of the allowance for loan losses and the resulting loan loss credit provision recognized during the same quarter.

Shares Outstanding

As of September 30, 2014, the Company had 21,714,115 shares of common stock outstanding, consisting of 20,695,115 shares of voting common stock, of which 746,782 shares were in the form of unvested stock awards and 1,019,000 shares of non-voting common stock.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures related to tangible assets, including tangible book value and tangible common equity, pre-tax operating earnings adjusted for (if any) provision (credit) for loan losses, OREO expenses, debt termination expense, acquisition, reorganization and integration costs and securities gains and losses.

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedule reconciles the non-GAAP pre-tax operating earnings to GAAP net income before income taxes as of the dates indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

	(Dollars in thousands, except per share amounts)
Income before income taxes	$6,991	$5,963	$5,648	$18,239	$14,355
Adjusted for:
Provision (credit) for loan losses	(3)	24	142	15	142
Expenses (gains) related to other real
estate owned, net	147	22	(200)	225	(123)
Prepayment penalty on long term debt	-	-	-	-	629
Impairment of long-lived assets	-	110	-	110	-
(Gain) loss on sale of securities	(3)	-	(20)	(28)	(74)
Pre-tax operating earnings	$7,132	$6,119	$5,570	$18,561	$14,929

Weighted basic average common
shares outstanding:	20,966,179	20,959,337	20,873,601	20,954,046	20,861,175
Fully diluted average common
shares outstanding:	21,089,221	21,059,884	20,981,555	21,070,895	20,954,687

Pre-tax operating earnings per common
share–basic:	$0.34	$0.29	$0.27	$0.89	$0.72
Pre-tax operating earnings per common
share–diluted:	$0.34	$0.29	$0.27	$0.88	$0.71

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

Tangible Book Value per Common Share
	September 30,	December 31,	September 30,
	2014	2013	2013
	(Dollars in thousands, except per share amounts)
Total stockholders' equity	$205,361	$189,394	$188,268
Less: Intangible assets	(7,808)	(6,530)	(7,232)
Tangible common equity	$197,553	$182,864	$181,036

Number of common shares outstanding	21,714,115	21,303,707	21,390,412

Book value per common share	$9.46	$8.89	$8.80
Tangible book value per common share	$9.10	$8.58	$8.46

Tangible Common Equity Ratio
	September 30,	December 31,	September 30,
	2014	2013	2013
	(Dollars in thousands)
Total stockholders' equity	$205,361	$189,394	$188,268
Less: Intangible assets	(7,808)	(6,530)	(7,232)
Tangible common equity	$197,553	$182,864	$181,036

Total assets	$2,077,939	$1,911,032	$1,896,191
Less: Intangible assets	(7,808)	(6,530)	(7,232)
Tangible assets	$2,070,131	$1,904,502	$1,888,959

Equity ratio - GAAP (total stockholders'
equity / total assets)	9.88%	9.91%	9.93%
Tangible common equity ratio (tangible
common equity / tangible assets)	9.54%	9.60%	9.58%

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 26 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The Bank provides banking and other financial services including commercial and industrial, real estate, construction, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank and its subsidiaries also provide wealth management services, including private banking, investment management, jumbo mortgage loans and trust services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2014	2013	2013
	(In thousands)
Assets
Cash and due from banks	$46,617	$28,077	$33,465

Securities available for sale, at fair value	349,993	384,957	422,421
Securities held to maturity	91,042	41,738	33,385
Bank stocks, at cost	15,083	15,605	15,451
Total investments	456,118	442,300	471,257

Loans held for sale	-	507	-

Loans, held for investment, net of unearned loan fees	1,482,268	1,319,917	1,293,252
Less allowance for loan losses	(22,350)	(21,005)	(20,450)
Net loans, held for investment	1,459,918	1,298,912	1,272,802

Premises and equipment, net	46,492	48,080	45,846
Other real estate owned and foreclosed assets	3,526	4,493	6,211
Other intangible assets, net	7,808	6,530	7,232
Securities sold or called, not yet settled	-	21,917	-
Bank owned life insurance	32,135	31,410	31,156
Other assets	25,325	28,806	28,222
Total assets	$2,077,939	$1,911,032	$1,896,191

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$617,704	$564,326	$525,330
Interest-bearing demand and NOW	365,538	346,449	351,380
Money market	357,368	326,008	313,585
Savings	128,931	111,568	108,242
Time	193,057	180,106	183,978
Total deposits	1,662,598	1,528,457	1,482,515
Securities sold under agreement to repurchase and
federal funds purchased	23,674	24,284	29,139
Federal Home Loan Bank term notes	110,000	110,000	110,151
Federal Home Loan Bank line of credit borrowing	40,400	20,000	52,550
Subordinated debentures	25,774	25,774	25,774
Securities purchased, not yet settled	-	3,839	-
Interest payable and other liabilities	10,132	9,284	7,794
Total liabilities	1,872,578	1,721,638	1,707,923

Stockholders’ equity:
Common stock and additional paid-in capital - common stock	708,597	706,514	706,459
Accumulated deficit	(396,339)	(405,494)	(409,060)
Accumulated other comprehensive loss	(4,052)	(8,954)	(6,665)
Treasury stock	(102,845)	(102,672)	(102,466)
Total stockholders’ equity	205,361	189,394	188,268
Total liabilities and stockholders’ equity	$2,077,939	$1,911,032	$1,896,191

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$16,336	$14,487	$46,508	$42,673
Investment securities:
Taxable	2,287	2,408	6,995	6,995
Tax-exempt	691	719	2,007	2,298
Dividends	214	169	622	495
Federal funds sold and other	1	6	4	107
Total interest income	19,529	17,789	56,136	52,568
Interest expense:
Deposits	647	630	1,797	1,880
Securities sold under agreement to repurchase and
federal funds purchased	9	10	27	39
Borrowings	862	883	2,580	2,550
Subordinated debentures	202	204	599	920
Total interest expense	1,720	1,727	5,003	5,389
Net interest income	17,809	16,062	51,133	47,179
Provision (credit) for loan losses	(3)	142	15	142
Net interest income, after provision for loan losses	17,812	15,920	51,118	47,037
Noninterest income:
Deposit service and other fees	2,290	2,302	6,708	6,603
Investment management and trust	1,279	736	3,149	2,073
Increase in cash surrender value of life insurance	291	305	877	714
Gain on sale of securities	3	20	28	74
Gain on sale of SBA loans	186	207	351	630
Other	253	94	634	231
Total noninterest income	4,302	3,664	11,747	10,325
Noninterest expense:
Salaries and employee benefits	8,112	7,242	24,286	21,896
Occupancy expense	1,583	1,572	4,764	4,782
Furniture and equipment	693	709	2,061	2,215
Amortization of intangible assets	670	703	1,852	2,116
Other real estate owned, net	147	(200)	225	(123)
Insurance and assessments	594	629	1,779	1,878
Professional fees	890	886	2,593	2,650
Prepayment penalty on long term debt	-	-	-	629
Impairment of long-lived assets	-	-	110	-
Other general and administrative	2,434	2,395	6,956	6,964
Total noninterest expense	15,123	13,936	44,626	43,007
Income before income taxes	6,991	5,648	18,239	14,355
Income tax expense	2,320	1,797	5,942	4,414
Net income	$4,671	$3,851	$12,297	$9,941

Earnings per common share–basic:	$0.22	$0.18	$0.59	$0.48
Earnings per common share–diluted:	0.22	0.18	0.58	0.47

Dividend declared per common share:	$0.05	$0.03	$0.15	$0.05

Weighted average common shares outstanding-basic:	20,966,179	20,873,601	20,954,046	20,861,175
Weighted average common shares outstanding-diluted:	21,089,221	20,981,555	21,070,895	20,954,687

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Average Balance Sheets

	QTD Average			YTD Average
	September 30,	December 31,	September 30,	September 30,	September 30,
	2014	2013	2013	2014	2013

	(In thousands)
Assets
Interest earning assets
Loans, net of unearned loan fees	$1,463,042	$1,301,815	$1,267,647	$1,398,501	$1,216,089
Securities	462,603	464,987	476,269	461,895	492,523
Other earning assets	1,829	14,708	9,830	1,973	34,686
Average earning assets	1,927,474	1,781,510	1,753,746	1,862,369	1,743,298
Other assets	116,282	124,014	124,335	117,013	106,184
Total average assets	$2,043,756	$1,905,524	$1,878,081	$1,979,382	$1,849,482

Liabilities and Stockholders’ Equity
Average liabilities:
Average deposits:
Noninterest-bearing deposits	$595,041	$547,739	$510,367	$568,188	$513,163
Interest-bearing deposits	1,033,094	953,336	962,134	984,640	927,812
Average deposits	1,628,135	1,501,075	1,472,501	1,552,828	1,440,975
Other interest-bearing liabilities	201,579	205,242	209,471	218,736	210,842
Other liabilities	10,131	8,140	8,723	9,075	8,647
Total average liabilities	1,839,845	1,714,457	1,690,695	1,780,639	1,660,464
Average stockholders’ equity	203,911	191,067	187,386	198,743	189,018
Total average liabilities and stockholders’ equity	$2,043,756	$1,905,524	$1,878,081	$1,979,382	$1,849,482